Exhibit 11




INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of the BATTERY PARK FUNDS, INC.
and the Shareholders of BATTERY PARK HIGH YIELD FUND:

We  consent to  the use  in  Pre-Effective Amendment  No.  2 to  Registration
Statement (No. 333-7805) of Battery Park Funds, Inc. of our report dated October 2, 1996, appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
October 9, 1996